Exhibit 10(d)

KIMBALL INTERNATIONAL, INC.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN (“SERP”)

(2015 Revision)

KIMBALL INTERNATIONAL, INC.

SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN (“SERP”)

(2015 Revision)

Article 1 -- Name and Purpose of Plan

The name of this Plan is the Kimball International, Inc. Supplemental Employee Retirement Plan (the "Plan" or the "SERP"), formerly called the Supplemental Executive Retirement Plan. Its purpose is to provide a select group of Officers and senior managers employed by Kimball International, Inc. (the Company) within the United States with the opportunity to defer cash compensation otherwise payable to them as employees of the Company. The Plan shall be administered by the SERP Committee as provided in Article 10.

Article 2 -- Effective Date of Plan; Plan Year; Fiscal Year

The Plan shall be effective as of July 1, 1994--the first day of the Company’s 1994-95 fiscal year. Beginning January 1, 1996 and prior to 2005 the Plan Year was the calendar year. Beginning in 2005 the Plan effectively will be administered on a July 1 through June 30 fiscal year basis.

Article 3 -- Participants

Each person who is an Officer employed within the United States by the Company on or after the Effective Date and other senior managers employed within the United States by the Company who are designated by the Chief Executive Officer of the Company (each such officer and named senior manager being a “specified employee” under Internal Revenue Code Section 409A and hereinafter referred to as an "Eligible Employee") shall be eligible to participate in the Plan, but, except as provided below, only during the period of time that he or she is and remains an Eligible Employee. Any Eligible Employee who elects to participate in the Plan, and any Eligible Employee who is subject to less of an allocation under the Company’s Retirement Plan because of the application of Internal Revenue Code Section 401(a)(17) and/or Internal Revenue Code Section 415, shall hereinafter be called a "Participant." Any deferral election made by a Participant under Article 4 and any Retirement Plan make-up incident thereto shall continue in full and binding effect even if the Participant should cease to be an Eligible Employee following such deferral election. The Company shall establish for each Participant a deferred compensation account, as specified in Article 5.

Article 4 -- Deferral Election

Each Participant shall be entitled to make an advance written irrevocable election to defer receipt of up to 50% of the cash compensation otherwise payable by the Company to him or her. Such election may be expressed in terms of a percentage or percentages of compensation, or if permitted by the

SERP Committee, a specified dollar amount. This written election shall include elections as to the period of deferral, the form of payment, and a beneficiary. The written irrevocable election must be received by the December 31 six months preceding the beginning of any later fiscal year of the Company.

A Participant may elect:

a.    Before the December 31 specified above, to change the amount of cash compensation to be deferred for the following period, and, subject to the provisions of Article 6, the period of deferral and/or the form of payment thereof; and/or

b.    At any time, to change his beneficiary designation.

Article 5 -- Deferred Compensation Accounts

A separate account within the financial records of the Company shall be established and maintained for each Participant. This account shall reflect the cash compensation deferred by the Participant, and any Retirement Plan make-ups and investment earnings or losses credited thereto from time to time.

The cash compensation deferred hereunder by a Participant and any Retirement Plan make-ups made pursuant to Article 7 shall be credited with deemed investment earnings or losses. In particular, the SERP Committee may treat all or a portion of a Participant’s account as though it were invested in the same manner as the Participant’s account in the Company’s Retirement Plan. The Participant shall receive a statement of account at least annually.

Article 6 -- Distribution of Deferred Compensation Accounts

Form of Payment; Separation from Company Service. For all purposes of this Plan the date of a Participant’s separation from Company and affiliated entity service shall be determined in accordance with Internal Revenue Code Section 409A and the U.S. Treasury Regulations and applicable Internal Revenue Service guidance issued thereunder, and shall be referred to as the Participant’s "Separation Date;" and the date six months after that Separation Date shall be referred to as the Participant’s "Initial Payment Date." Subject to the following provisions of this Article 6 and to the provisions of Article 7, a Participant’s deferred compensation account shall be payable to the Participant in cash in accordance with the Participant’s elections made under Article 4 – in a lump sum or in installment payments over a period of either 5 or 10 years, the payment of which (or first installment of which) shall be made as soon as administratively practical, but in no circumstances ever longer than 60 days, following the Participant’s Initial Payment Date (and for installment payments, continuing annually thereafter, payable as soon as administratively practical, but in no circumstances ever longer than 60 days, following the appropriate anniversary of that Initial Payment Date); provided, however, that in none of the 60-day periods mentioned above may the Participant have any right or discretion to designate the taxable year of payment. The amount of any installment payment shall be determined through dividing the remaining applicable amount credited to the Participant on or about the time of payment by the number of installments remaining. For example, in the case of 5-year annual installments, the amount of the first installment shall be equal to the applicable amount credited to the Participant’s deferred compensation account divided by 5; the amount of the second installment shall be equal to the remainder thereof divided by 4; and so on. No distribution of a Participant’s deferred compensation account shall be made except as provided in this Article 6 or in Article 7.

Death. If the Participant dies before receiving all amounts credited to his deferred compensation account, then the unpaid amounts in the Participant’s account shall be paid in cash to the Participant’s designated beneficiary in a single lump sum within the 90-day period beginning three months following the Participant’s date of death. If the Participant has no surviving or existing designated beneficiary, then the amounts shall be paid to the Participant’s estate.

Unforeseeable Emergency. Notwithstanding the deferral election made by a Participant pursuant to Article 4, a Participant may request an earlier distribution for an unforeseeable emergency as determined in accordance with Internal Revenue Code Section 409A and the U.S. Treasury Regulations and applicable Internal Revenue Service guidance issued thereunder. The SERP Committee, in its sole discretion (after consulting with Company legal counsel, to the extent it deems necessary), shall make the determination of whether a severe financial hardship to a Participant resulting from illness, accident or other casualty beyond the control of the Participant constitutes such an unforeseeable emergency; and the amount of any such distribution shall not exceed the amount necessary to meet the emergency, after taking into consideration the extent to which other sources may be used to relieve the financial impact of it.

Article 7 -- Retirement Plan "Make-ups"

Prior to distribution, a Participant’s compensation that is deferred under this Plan, as well as a Participant’s compensation in excess of the Internal Revenue Code Section 401(a)(17) limits, will not be eligible compensation for purposes of calculating the amount of the Participant’s allocations under the Company’s Retirement Plan. In addition, Internal Revenue Code Section 415 may further limit the amount of Company contributions that can be allocated to the account of a Participant under the Retirement Plan.

Pursuant to rules and procedures established by the SERP Committee, any loss of Company contributions under the Company’s Retirement Plan for a Company fiscal year due to the deferral of compensation under this Plan or to the application of Internal Revenue Code Section 401(a)(17) and/or Section 415 may be compensated for by the Company through a credit by the Company to the Participant’s deferred compensation account in an amount equal to the lost Company contribution that would otherwise have been allocated to the Participant’s account under that Plan for that fiscal year if there had been no deferral of compensation made under this Plan and if the limitations of Internal Revenue Code Sections 401(a)(17) and 415 did not exist. Such credit and investment earnings or losses credited thereto shall be subject to the applicable vesting provisions of Article 8, and shall be forfeited to the extent that the SERP Committee determines the lost Company contribution is compensated for by a later Company contribution under the Retirement Plan which is based on compensation that the Participant deferred under this Plan.

The vested portion of a Participant’s deferred compensation account attributable to a Company credit made under this Article 7 for a Company fiscal year shall be distributed in exactly the same manner as the elective deferred compensation of the Participant for the period in which that fiscal year ends is distributed under Article 6; provided that if no deferral election was made by the Participant under Article 4 for such period, then distribution of the Participant’s vested portion of this Article 7 credit for that fiscal year shall be made in cash in lump sum payable to the Participant as soon as administratively practical, but in no circumstances longer than 60 days, following the Participant’s Initial Payment Date (as defined in Article 6), with no right or discretion on the part of the Participant to designate the taxable year of payment.

Article 8 -- Participant’s Rights

The establishment of this Plan shall not be construed as giving any Participant the right to be retained in the Company’s service or employ, or the right to receive any benefits not specifically provided by the Plan. A Participant shall have an immediate 100% vested interest in the portion of his deferred compensation account attributable to his deferrals elected pursuant to Article 4 (including investment earnings or losses credited under Article 5); and a Participant shall have the same percentage vested interest in the Company contributions made to his account under Article 7 (including investment earnings or losses credited under Article 5) that he has in the Company contributed portion of his account under the Company's Retirement Plan.

Article 9 -- Nonalienability and Nontransferability

The rights of a Participant to the distribution of his deferred compensation account shall not be assignable or transferable, or be subject in any manner to alienation, anticipation, pledge, encumbrance or charge. No Participant may borrow against his account. No account shall be subject in any manner to garnishment, execution, or levy of any kind, whether voluntary or involuntary, including but not limited to any liability that is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant, except to the extent lawfully ordered by a domestic relations court, provided that no such order may require payment of benefits under this Plan in any form, or at any time, not otherwise permitted under Article 6, Article 7 and/or Article 11 of the Plan.

Article 10 -- Administration of Plan

This Plan shall be administered by the SERP Committee appointed by the Chief Executive Officer of the Company. That Committee shall have authority to adopt rules and regulations for administering the Plan, to interpret, construe, and implement the provisions hereof, and in particular, to insure full compliance with the American Jobs Creation Act of 2004. Any decision or interpretation of any provision of the Plan adopted by that Committee shall be final and conclusive. A Participant who is a member of that Committee shall not participate in any decision involving a request made by him or relating specifically to his rights, duties, and obligations as a Participant.

Article 11 -- Amendment and Termination of Plan

The Plan may, at any time and from time to time, be amended, modified, or terminated by the SERP Committee; provided, however, that in no event may an amendment, modification, or termination of the Plan adversely affect any Participant’s rights with respect to amounts then-accrued in his deferred compensation account or result in any payment or distribution under the Plan to a Participant at a time earlier than that provided under Article 6 or Article 7. Unless this Plan is subsequently amended (consistent with the provisions of Internal Revenue Code Section 409A and governmental guidance issued thereunder), the restrictions on distribution contained in Article 6 and Article 7 shall continue to apply even in the case of a change-in-control event.

Article 12 -- Rabbi Trust

Any and all compensation deferred by a Participant may be held, in the discretion of the Company, under a grantor trust (i.e., a "rabbi trust") established for this Plan and located solely within the United States of America, as required by Internal Revenue Code Section 409A. Plan Participants and beneficiaries shall have no interest in the assets of the trust or in any specific assets of the Company relative to rights and/or benefits under this Plan; and the rights to deferred amounts in the trust shall be subject to the nonalienability and nontransferability restrictions set forth in Article 9. Participants shall have rights under this Plan no greater than the rights of a general, unsecured creditor of the Company.

Article 13 -- General Provisions

a.    Controlling Law. Except to the extent superseded by federal law, the laws of the State of Indiana shall be controlling in all matters relating the Plan, including construction and performance hereof; but to insure full compliance with the American Jobs Creation Act of 2004, after 2004 all provisions of this Plan shall be interpreted and administered in accordance with Internal Revenue Code Section 409A and the U.S. Treasury Regulations and applicable Internal Revenue Service guidance issued thereunder.

b.    Captions. The captions of articles and paragraphs of this Plan are for convenience of reference only. They shall not control or affect the meaning or construction of any of the Plan’s provisions.

c.    Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the SERP Committee, is unable to manage his financial affairs, may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner that the SERP Committee may select. Any such payment shall be deemed to be payment for such person’s account, and shall be a complete discharge of all liability of the Company with respect to the amount so paid.

d.    Withholding Payroll Taxes. To the extent required by the laws in effect at the time when compensation is deferred, and at the time amounts are distributed from a Participant’s deferred compensation account, the Company shall withhold from compensation, or from payments made hereunder, any taxes required to be withheld under federal, state, or local law.

e.    Administrative Expenses. All out-of-pocket expenses of administering the Plan shall be borne by the Participant through appropriate debits to the Participant’s deferred compensation account.

f.    Survival of Nonprohibited Provisions. Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

g.    Protection of SERP Committee, Etc. Except as otherwise expressly provided by law, no member of the Company’s Board of Directors or SERP Committee, and no officer, employee, or agent of the Company, shall have any liability to any person, firm, or corporation based on or arising out of the Plan except in the case of gross negligence or fraud.
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IN WITNESS WHEREOF, Kimball International, Inc. has caused this 2015 Revision of the Plan to be signed this 11th day of December 2014, to be effective as of July 1, 2015.

KIMBALL INTERNATIONAL, INC.